 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2005

BAS CONSULTING, INC.

(Exact name of registrant as specified in its charter)

              Nevada                        0-50212                 81-0592184

  -------------------------------         -------------          -------------------

(State or other jurisdiction of     (Commission         (IRS Employer

                    incorporation)              File Number)       Identification No.)

5675B Baldwin Court

Norcross, GA 30071

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 770-378-4180

 (Former Name or Former Address, If Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On July 20, 2005, the Board of Directors of BAS Consulting, Inc, (“Registrant”), dismissed Sherb & Co.  LLP (“Sherb”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)

Sherb’s reports on the Registrant’s financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

(c)

During the Registrant’s two most recent fiscal years and through July 20, 2005, there were no disagreements with Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s two most recent fiscal years nor through July 20, 2005.

(d)

The Registrant has engaged Most & Company, LLP (“Mostco”) to serve as its independent public accounting firm. During the two years ended December 31, 2004 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Mostco provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(f)

The Registrant has requested that Sherb furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Such request was made on July 22, 2005 and no response has been received.  If and when a response is received, same will be filed in an amendment to Form 8-K as Exhibit 16.1 thereto.

Item 9.01 Financial Statements and Exhibits

  (c) Exhibits- None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

BAS Consulting, Inc. /s/ B. Alva Schoomer -------------------------------- Name: B. Alva Schoomer Title: Chief Executive Officer

Date: August 10, 2005

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